Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

By and among

CASTROVILLA ENERGY, INC.

A wholly-owned subsidiary of

Blue Earth Energy Management Services, Inc.

as the Buyer,

BLUE EARTH, INC.,

and

The Stockholders named herein

as the Stockholders,

and

CASTROVILLA, INC.

EFFECTIVE DATE JANUARY 1, 2011

Exhibits	Description

Exhibit 2(a)	Form of Lock Up Agreement
Exhibit 2(b))	Form of Guaranty
Exhibit 2(c)(1)	Form of Employment Agreement
Exhibit 2(c)(2)	Form of Non-Competition Agreement
Exhibit 4(q)(1)	Audited Financial Statements
Exhibit 4(q)(2)	Unaudited Financial Statements

Schedules	Description

Schedule 4(b)(i)	Consents of Other Persons
Schedule 4(b)(ii)	Subsidiaries
Schedule 4(b)(iii)	Interest in Other Entities
Schedule 4(n)(iii)	Consents
Schedule 4(o)(i)	Legal Proceedings
Schedule 4(o)(ii)	Complaints, Claims, etc. from Customers, Purchasers, etc.
Schedule 4(o)(iii)	Claims Related to Products or Services
Schedule 4(o)(iv)	Return of Goods
Schedule 4(p)	Encumbrances
Schedule 4(t)	Real Property Owned or Leased; Personal Property Leased
Schedule 4(u)	Material Contracts
Schedule 4(v)	Proprietary Rights
Schedule 4(z)	Pension & Profit Sharing Plan
Schedule 4(aa)	Insurance Policies
Schedule 4(bb)	Rights of Third Parties
Schedule 4(cc)	Powers of Attorney
Schedule 4(ee)	Vendor Notices
Schedule 4(gg)	Compensation Plans
Schedule 4(hh)	Governmental Licenses
Schedule 4(oo)	Guarantees by Stockholders of Obligations of the Corporation
Schedule 4(pp)	Benefits
Schedule 8(f)	WARN Act Facilities
Schedule 9(q)	Release of Liens

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of December 29, 2010 (the “Signing Date”) by and among the stockholders of Castrovilla, Inc. set forth on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”); Castrovilla, Inc., a California corporation (the “Corporation” and/or the “Surviving Corporation); Blue Earth, Inc., a Nevada corporation (“BBLU”) and Castrovilla Energy, Inc. (the “Buyer”), a California corporation and wholly-owned subsidiary of Blue Earth Energy Management Services, Inc. (“BEEMS”).

W I T N E S S E T H:

WHEREAS, the Corporation is in the business of providing refrigeration services to small businesses and commercial customers;

WHEREAS, the Stockholders wish to sell and the Buyer wishes to purchase the Stock (the “Merger”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, simultaneous with the execution of this Agreement, the Buyer has entered into an Asset Purchase Agreement to purchase certain assets and assume certain liabilities of Humitech of Northern California, LLC (“Humitech”)

WHEREAS, the Board of Directors of the Buyer and the BBLU have determined that the Merger (defined below) is consistent with and in furtherance of its long-term business strategy and fair to, and in the best interest of the Buyer, BBLU and their respective stockholders;

WHEREAS, the Board of Directors of the Corporation has determined that the Merger is consistent with and in furtherance of its long-term business strategy and fair to, and in the best interest of the Corporation and its Stockholders;

WHEREAS, the Board of Directors of each of BBLU (on its own behalf and as the sole stockholder of Buyer), Buyer and the Corporation have each adopted resolutions approving this Agreement and the merger of the Buyer with and into the Corporation (the “Merger”), resulting in the cancellation of all of the stock of the Buyer and with the Corporation continuing as the Surviving Corporation in the Merger in accordance with the California Corporations Code (“CCC”) and, in each such case, upon the terms and conditions set forth in this Agreement;

WHEREAS, each outstanding share of the Stock shall be exchanged for the Merger Consideration (as defined herein); and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(I)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368(b) of the Code.

NOW THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.

Merger Transaction.

(a)

The Merger.  Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the CCC.  At the Effective Date (defined below), upon the terms and subject to the conditions of this Agreement, Buyer shall be merged with and into the Corporation in accordance with the CCC and the separate existence of Buyer shall thereupon cease and the Corporation, as the surviving corporation in the Merger (the “Surviving Corporation”), shall continue its corporate existence under the laws of California as a wholly-owned subsidiary of BEEMS which, is a wholly-owned subsidiary of BBLU.

(b)

Closing; Effective Time

(i)

The effective date of the Merger (the “Closing”) shall take place at the offices of the Corporation, 253 Polaris Avenue, Mountain View, CA  94043, or at such other location as may be agreed to by the parties, at 10:00 A.M. on or before January 3, 2011, or at such other date (the “Closing Date”) time or location as may be agreed to by the parties.

(ii)

Subject to the provisions of this Agreement, at the Closing, the parties shall file with the Secretary of State of California an Agreement of Merger (the “Certificate of Merger”) in accordance with the CCC executed in accordance with the relevant provisions of the CCC and shall make all other filings or recordings required under such law in order to effect the Merger.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of California and for all other purposes as of the close of the Closing Date (the “Effective Date”).

(c)

Succession.  At the Effective Date, the Corporation shall succeed to all of the rights, privileged, debts, liabilities, powers, property and contact rights of the Buyer in the manner of and as more fully set forth in the CCC.

(d)

Conversion of Securities.  At the Effective Date, by virtue of the Merger and without any action on the part of the holders of any securities of the Corporation, the Buyer or BBLU:

All of the issued and outstanding shares of Stock shall automatically be converted and exchanged for the right to receive from BBLU through Buyer, One Million Seven Hundred Thousand Dollars ($1,700,000.00), payable in an aggregate of 1,011,905 restricted shares of Common Stock of BBLU (the “BBLU Shares” and/or the “Merger Consideration”) valued at $1.68 per share the average closing market price of BBLU Common Stock for the trading days between September 1, and 23, 2010 when the Merger Consideration was determined (the “Valuation Price”), issuable to the Stockholders, in the respective amounts set forth opposite their names on Schedule A attached hereto.  The Merger Consideration was determined based on the mutually agreed upon value of the Corporation’s assets, as well as the assets of Humitech of

Northern California, LLC(“Humitech”) as of the Effective Date.  The purchase of the assets of Humitech by the Buyer is scheduled to close immediately prior to the Merger.

(e)

Tender of Payment for Certificates.

(i)

Appointment of Exchange Agent.  The Stockholders shall designate the Exchange Agent for the Stockholders in connection with the Merger to receive in trust for the Stockholders, in accordance with the amount of BBLU Shares set forth on Schedule A for each Stockholder, to which the Stockholder shall become entitled pursuant to this Agreement.  If the Exchange Agent becomes unable to serve as Exchange Agent, another Stockholder or other person, as may be designated by a majority of the Stockholders, shall succeed as the Exchange Agent.

(ii)

Exchange of Corporation Certificates.  In consideration of the Merger Consideration, the Exchange Agent shall surrender at the Closing certificates with stock powers endorsed in blank (the “Certificates”) for the Stock of the Corporation.  Until surrender as contemplated by this Section 1(d), each Certificate shall be deemed at any time after the Closing to represent only the right to receive its pro rata portion of the Merger Consideration as contemplated by Section 1(d) hereof.

(iii)

Options, Warrants and Treasury Stock.  All outstanding options, warrants and other convertible securities and any Stock owned and treasury stock of the Corporation, shall be surrendered at the Closing and retired by the Corporation.  All securities of the Corporation other than the Stock shall be cancelled without payment of any consideration therefor and shall cease to exist.

(iv)

TransferBooks; No Further Ownership Rights in the Stock.  At the Signing Date, the stock transfer books of the Corporation shall be closed, and thereafter there shall be no further registration of transfers of the Stock on the records of the Corporation by the Stockholders.  From and after the Signing Date the holders of Certificates evidencing ownership of the Stock outstanding immediately prior to the Closing shall cease to have any rights with respect to such Stock, except as otherwise provided for herein or by applicable law.  If, after the Closing, Certificates are presented to the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2(e).

(v)

Directors and Officers.  At the Closing, the officers of the Corporation immediately prior to the Closing shall be the officers of the Corporation.  The Board of Directors of the Corporation shall elect the officers of the Corporation until the expiration of their respective terms and until their successors have been elected and qualified.  Pursuant to Section 12(b)(iii) below, Buyer shall deliver to the Stockholders a certified copy of Board of Directors resolutions electing John Pink as an additional member of the Board of Directors of the Corporation and the remaining directors of the Corporation, Johnny R. Thomas and John Francis, as mutually agreed to by the parties prior to the Closing.

(vi)

Additional Actions.  If at any time after the Closing, the Buyer shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Buyer its right, title or interest in, to or under any of the rights, properties or assets of the Corporation or otherwise carry out this Agreement, the officers and directors of the Buyer shall be authorized to execute and deliver, in the name and on behalf of the Corporation or the Buyer, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Corporation or the Buyer, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Buyer or otherwise to carry out this Agreement.

(vii)

Other Effects of Merger.  At and after the Effective Date, title to all property owned by each of the Corporation and the Buyer shall vest in the Surviving Corporation without reversion or impairment, and the Surviving Corporation shall automatically have all of the liabilities of each of the Corporation and the Buyer.  The Merger shall have all further effects as specified in the applicable provisions of the  CCC.

(viii)

Taking of Necessary Action; Further Action.  If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileged, powers and franchises of the Buyer, the officers and directors of the Surviving Corporation are fully authorized in the name of the Buyer or otherwise to take, and will take, all such lawful and necessary action.

(ix)

Certificate of Incorporation; By-Laws.

(1)

At the Effective Date, the Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended, as provided by law.

(2)

At the Effective Date, the By-Laws of the Corporation, as in effect immediately prior to the Effective Time, shall be the by-Laws of the Surviving Corporation until thereafter amended as provided by law.

(x)

Intent.  The parties intend that, for federal income tax purposes, the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(E) of the Code, and that this Agreement constitutes a plan of reorganization within the meaning of Section 368(b) of the Code.  Each party shall treat the Merger consistently with the foregoing, including filing the information and maintaining the records required by Treasury Regulations Section 1.368-3, and shall not take any position inconsistent therewith.  No party shall take any action that would cause the Merger not to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

(xi)

Tax Matters.  The Corporation has elected to be taxed as an S corporation within the meaning of Code §§1361 and 1362 since its inception and Corporation and the Stockholders will not revoke such election prior to the Closing Date, or allow any events to occur which with the passage of time could result in the revocation of such status.  Upon the completion of the Merger, such status shall be revoked by operation of law.

(xii)

Effective Date of the Merger.  In the event that the Merger is consummated, the parties hereto agree that the Merger shall be accounted for as if such Merger had occurred prior to the opening of business on January 1, 2011 (the “Effective Date”), regardless of when the Closing in fact occurs. In the event that the Merger is consummated,  BBLU shall realize any operating profit or loss from the operation of the business of the Corporation after the Effective Date.  Accordingly, the Stockholders agree to consult the Buyer and BBLU on any material issues or contracts that relate to a period of time beyond the Effective Date.  Furthermore, the Stockholders agree not to enter into any new capital obligations or capital expenditures which relate to the Corporation prior to the Closing.

Section 2.

Other Agreements.

(a)

Lock-Up of BBLU Shares.

(i)

The resale of BBLU Shares shall be pursuant to the terms of a Lock-Up Agreement, in the form of Exhibit 2(a) attached hereto (the “Lock-Up”) according to the following schedule:  during the period beginning on the Closing Date and ending six months thereafter (the “No-Sale Period”) Stockholders may sell zero (0) BBLU shares; beginning six months after the Closing Date and ending two and one-half years from the Closing Date Stockholders may sell up to Two Thousand Four Hundred and Sixty-One (2,461) BBLU Shares per trading day in the aggregate when combined with the shares sold by the Humitech Shareholders until all the BBLU Shares received hereunder have been sold.

(ii)

The limitations set forth in the Lock-Up shall apply to the Stockholders as a group and not as individuals.  Any sales of BBLU Shares in violation of the Lock-Up by any of the Stockholders shall constitute an event of default under the Lock-Up as to all of the Stockholders and all proceeds in excess of the Merger Consideration from the sale of all BBLU Shares by all of the Stockholders, regardless of whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, shall be paid to the Buyer and BBLU.

(iii)

The Buyer and BBLU reserve the right to waive the lock-up limitations and/or resale limitations set forth in the Lock-Up Agreement, in whole or in part.

(iv)

Stockholders shall forward to the Buyer and BBLU all customary documentation reflecting any sale of BBLU Shares within ten (10) business days of receipt by Stockholders.

(b)

Guaranty

(i)

The Buyer shall guarantee to Stockholders and the Shareholders pursuant and subject to the terms and conditions of a Guaranty Agreement in the form of Exhibit 2(b) attached hereto, net sales price of $1.68 per share which is the agreed upon share Purchase Price, provided the Shareholders are in compliance with the terms and conditions of the Lock-up Agreement described in subsection (d)(i) above.  The Stockholders and the Buyer will share equally the profits, if any, from the sale of shares and/or profits from sales above $3.36 per share during the Lock-up Period.  Any deficit from sales below $1.68 per share and/or profits from sales above $3.36 per share shall be paid (i) 50% in cash, and (ii) the remaining 50% in either cash, shares of Common Stock of BBLU (at their then current fair market value, or any combination thereof, at the sole discretion of the party making the payment).

(ii)

In the event that Corporation's EBITDA during the Lock-up Period is below agreed to budgeted amounts of $722,000 of EBITDA per year for each of the fiscal years ending December 31, 2011, 2012 and 2013, the $1.68 per share guaranteed price shall be decreased by the same percentage decrease that EBITDA is below the projected $722,000 of EBITDA, as more fully described in Exhibit 2(b).

(iii)

With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) which may at any time permit the sale of the BBLU Shares to the public without registration, BBLU agrees to:

(1)

Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933 (the “Securities Act”), at all times after the No-Sale Period;

(2)

Use reasonable, diligent efforts to file with the Commission in a timely manner all reports and other documents required of BE under the Securities Act and the Securities and Exchange Act of 1934 (the “Exchange Act”); and

(3)

So long as the Stockholders or their assignees owns any BBLU shares, to furnish to the Stockholders forthwith upon request a written statement by BBLU as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of BBLU, and such other reports and documents of BBLU as the Stockholders may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder of restricted securities to sell any such securities without registration.

(c)

Employment Agreement; Non-Competition Agreement.  In addition to the Merger Consideration as described above, at the Closing: (i) John Pink and shall enter into an Employment Agreement with the Buyer in the form annexed hereto as Exhibit 2(c)(1); and (ii) each of the Stockholders hereby agrees to enter into a three year Non-Competition Agreement with the Buyer and BBLU in the form annexed hereto as Exhibit 2(c)(2) for consideration of ten dollars ($10) payable in cash at the Closing.

(d)

Stock Options.   After Closing, John Pink and all employees of the Corporation shall each be granted options to shares of Common Stock of BBLU in accordance with the schedule set forth under the BBLU 2009 Employee Stock Option Plan, a copy of which has previously been distributed to all employees of the Corporation.

(e)

Cash Payment.   At or before the Closing, Buyer shall provide the Corporation or Buyer as a wholly-owned subsidiary of BBLU, with a payment of $50,000 which is allocated towards working capital needs.

Section 3.

[INTENTIONALLY LEFT BLANK].

Section 4.

Representations and Warranties of the Stockholders.  Each of the Stockholders severally and not jointly, warrants and represents to the Buyer and BBLU as follows (as used herein, “Stockholders’ best knowledge” or “to the best knowledge of the Stockholders” shall mean information actually known by the Stockholders without due inquiry):

(a)

Ownership of Shares.  The Stockholders are the owners, beneficially and of record, of the Stock, which constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the Corporation. The Stock is the sole voting stock of the Corporation and is duly authorized, validly issued, fully paid and non-assessable. The Stock has not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, mortgage, charge, claim, liability, security interest or encumbrance of any nature against the Stock. There are no options, warrants, rights of subscription or conversion. calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the Stockholders or the Corporation is a party, or by which the Stockholders or the Corporation is bound, relating to the issuance, voting or sale of the Stock or any authorized but unissued shares of capital stock of the Corporation or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. There are no stockholders agreements, preemptive rights or other agreements, arrangements, groups, commitments or understandings, oral or written, that have not been disclosed to the Buyer, relating to the voting, issuance, Merger or disposition of shares of the Corporation or the conduct or management of the Corporation by its Board of Directors.

(b)

Capacity: Organization: Standing: Capitalization.  The Stockholders have full capacity to enter into and perform under this Agreement and all other agreements and instruments to be entered into in connection with the Merger contemplated hereby, and to consummate such Merger, and, except as set forth in Schedule 4(b)(i) of this Agreement, no other consent or joinder of any other persons or corporations is required to consummate such Merger.  The Corporation has no subsidiaries.  Other than Humitech of Northern California, LLC, neither the Stockholders nor the Corporation have any interest in any entity other than the Corporation engaged, directly or indirectly, in businesses competitive with those of the Corporation or BBLU. This Agreement has been, and each of the other agreements and instruments executed hereunder (the “Other Agreements”) will at the Closing, be duly executed and delivered by the Stockholders. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligation of the Stockholders enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by general equitable principles.

(c)

Conflicts.  Neither the execution and delivery of this Agreement or any of the other agreements to which such Stockholder is a party, nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with or result in a violation of any Legal Requirement or any Order to which such Stockholder, or the Corporation is subject; or

(ii)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Corporation;

(iii)

except for any such contravention, conflict or violation which would not reasonably be expected to make illegal or materially delay or impair the consummation of the Merger, or;

(iv)

(i) conflict with or result in a violation or breach of (ii) constitute (with or without notice or passage of time) a default under (iii) result in or give any person the right of termination, cancellation, acceleration or modification in or with respect to (iv) result in or give to any person any additional rights under or (v) result in the creation or imposition of an Encumbrance upon the assets of the Corporation under, any Applicable Contract or other arrangement to which the Corporation or any of the Stockholders is a party or is bound.

(d)

No Finder’s Fee.  The Stockholders have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Merger.

(e)

Purchase Entirely for Own Account.  The BBLU Shares proposed to be acquired by each Stockholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Stockholder has no present intention of selling or otherwise distributing the BBLU Shares, except in compliance with applicable securities laws, and in accordance with the terms and conditions of the Lock-Up Agreement attached hereto as Exhibit 2(a).

(f)

Available Information.  Each Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Buyer.

(g)

Non-Registration.  Each Stockholder understands that the BBLU Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations as expressed herein.

(h)

Restricted Securities.  Each Stockholder understands that the BBLU Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Stockholder pursuant hereto, the BBLU Shares would be acquired in a Merger not involving any public offering.  Each Stockholder further acknowledges that if the BBLU Shares was issued to the Stockholder in accordance with the provisions of this Agreement, such BBLU Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  In this connection, each Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(i)

Legends.  It is understood that the BBLU Shares will bear one or all of the following legends:

(i)

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(ii)

Any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

(j)

Schedule 13D; Section 16(b).  If the number of BBLU Shares acquired by any Stockholder, when aggregated with all other shares of Common Stock of Buyer owned by such Stockholder at such time would result in Stockholder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) in excess of 4.99% of the then issued and outstanding BBLU Shares and the BBLU Shares are then registered under Section 12(g) of the Exchange Act, such Stockholder shall comply with the disclosure requirements of Schedule 13D and, if such amount exceeds 9.99%, such Stockholder shall also comply under the reporting obligations of Sections 16(a) and 16(b) of the Exchange Act and the rules promulgated thereunder.  BBLU shall provide to Stockholders, at BBLU’s sole cost and expense, the services of BBLU’s legal counsel to advise and prepare all such documents and filings as may be necessary to allow Stockholders to comply with the requirements of the Exchange Act.

(k)

Corporate Organization; Etc.  The Corporation and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to engage it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Change on the Corporation, or on the ability of the Corporation to perform its obligations under this Agreement or on the ability of the Corporation to consummate the Merger.  The Corporation and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Change. The copies of the Organizational Documents and all amendments thereto of the Corporation and its Subsidiaries heretofore delivered to Buyer are complete and correct copies of such instruments as presently in effect.

(l)

Capitalization of Companies.  Stockholders own in the aggregate all of the issued and outstanding other equity interest of the Corporation and the Corporation owns all of the issued and outstanding equity interests of its Subsidiaries, in each case free and clear of all

Encumbrances, other than Encumbrances which will be extinguished on or prior to the Closing Date.

(m)

Authority; Execution and Delivery; Enforceability. The Corporation has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery by the Corporation of this Agreement and the consummation by the Corporation of the Merger have been duly authorized and approved by the Board of Directors of the Corporation and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement and the Merger. When executed and delivered, this Agreement will be enforceable against the Corporation in accordance with its terms.

(n)

No Conflict. Neither the execution and delivery of this Agreement or any of the other Documents nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with or result in a violation of, or give any Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Corporation or any of its Subsidiaries is subject;

(ii)

contravene, conflict with or result in a violation of any of requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Corporation or its Subsidiaries;

(iii)

result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets, except Permitted Encumbrances;

(o)

Legal Proceedings.

(i)

Except as set forth in Schedule 4(o)(i) of this Agreement, neither the Stockholders in their capacity as stockholders and/or as officers or directors of the Corporation, nor the Corporation is a party to any pending litigation, arbitration or administrative proceeding or, to the best of Stockholders’ knowledge, to any investigation, and no such litigation, arbitration or administrative proceeding or investigation that might result in any Material Adverse Change in the financial condition, business or properties of the Corporation or of the Stockholders is threatened.

(ii)

Except as disclosed in Schedule 4(o)(ii) of this Agreement, the Stockholders and the Corporation have no knowledge of and have not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or purchases from any customer of the Corporation, any purchaser of goods or services from the Corporation, any employee or independent contractor significant to the conduct or operation of the Corporation or its businesses or any party to any agreement to which the Corporation is a party.

(iii)

Except as disclosed in Schedule 4(o)(iii) of this Agreement, to the best of Stockholders’ Knowledge, there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) relating directly or indirectly to any product manufactured or sold, or any services performed by the Corporation.

(iv)

Except as disclosed in Schedule 4(o)(iv) of this Agreement, the Corporation is under no obligation with respect to the return of goods in the possession of customers.

(p)

Encumbrances.  Except as disclosed in Schedule 4(p) of this Agreement, there are no liens, mortgages. deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of the Corporation, including, but not limited to the land, building, improvements and equipment at the Corporation’s Mountain View, California facility (the “Fixed Assets”), and the Corporation’s inventory (the “Inventory”), are subject.

(q)

Financial Statements.

(i)

The financial statements of the Corporation as of and for the periods ended December 31, 2009, together with the related notes and schedules (the “Financials”), true, correct and complete copies of which are attached hereto as Exhibit 4(q)(1), and the financial statements of the Corporation as of and for the year ending December 31, 2010; (A) will be in accordance with the books of account and records of the Corporation; (B) present fairly, and are true, correct and complete statements of the financial condition and the results of operations of the Corporation as at and for the periods therein specified, and (C) do not include or omit to state any fact which renders the Financials materially misleading.

(ii)

The Stockholders have also delivered to Buyer and attached hereto as Exhibit 4(q)(2), the unaudited consolidated balance sheet as of December 10, 2010 (the “Balance Sheet Date”) and the consolidated income statement for the period ended December 10, 2010 (the “Unaudited Financials”).  The Unaudited Financials give a true and fair view, in all significant aspects, of the consolidated balance sheet position of the Corporation as at December 10, 2010, and its consolidated results, and the Stockholders shall use their best efforts to have them contain sufficient and appropriate information for its adequate interpretation and comprehension according to U.S. GAAP.

(iii)

No Unknown Liabilities, Etc.  As of the Balance Sheet Date, the Corporation had no liability or obligation of any nature (absolute, accrued, contingent or otherwise) not otherwise disclosed herein which is not fully reflected or reserved against in the Balance Sheet, which, in accordance with GAAP, should have been shown or reflected in the Balance Sheet. There has been no material change in the assets (other than cash) or liabilities (other than tax liabilities calculated in accordance with GAAP) of the Corporation since December 10, 2010.

(iv)

Except as and to the extent shown or provided for in the Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since December 10, 2010 in the ordinary course of business, the Corporation has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) which might be or become a charge against the assets or liabilities of the Corporation; as of December 10, 2010, there was no asset used by the Corporation in its operations that has not been reflected in the Financials and, except as set forth in the Financials, no assets have been acquired by the Corporation since such date except in the ordinary course of business.

(v)

Except as disclosed in the Unaudited Financials, there has been no decrease in stockholders’ equity as compared with the amount shown for such stockholders’ equity as at December 10, 2010, and no Material Adverse Changes in the financial position of the Corporation since December 10, 2010.

(r)

Tax Matters.

The Corporation has had in effect, for at least the past three (3) years, an election under Subchapter S of the Internal Revenue Code and has timely filed all federal, state and local income tax returns and has timely filed with all other appropriate governmental agencies all sales, ad valorem, franchise and other tax (including any real estate, personal property, or any other tax that may be due in connection with the Fixed Assets), license, gross receipts and other similar returns and reports required to be filed by the Corporation. The Corporation has reported all taxable income and losses on those returns on which such information is required to be reported and paid or provided for the payment of all taxes due and payable by the Corporation on said returns or taxes due pursuant to any assessment received by it, including without limitation, any taxes required by law to be withheld and/or paid in connection with any officer’s or employee’s compensation or due pursuant to any assessment received by it. There are no agreements for the extension of time for the assessment or payment of any amounts of tax. The Stockholders have made available to the Buyer and BBLU for inspection copies of income tax returns that are true and complete copies of the federal and applicable state, local or other income tax returns filed by the Corporation for the taxable years ended December 31, 2008, 2009, and 2010, and any other open tax periods. The Corporation shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income tax returns and reports of the Corporation for the taxable year ended December 31, 2010, but the Buyer and the Corporation hereby covenant and agree that the Corporation will not file any amended income tax returns for any period without first notifying the Stockholders. All tax liabilities of the Corporation arising through the end of the taxable year ended December 31, 2010 and that are currently due have been paid. All tax liabilities of the Corporation arising after December 31, 2009, and that are currently due have been paid or adequately disclosed and the properly reserved for on the books and records and financial statements of the Corporation. The Stockholders are responsible for the payment of all of their own taxes for all periods through December 31, 2010. No federal or applicable state, local or other tax return of the Stockholders or the Corporation for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities. No claim has been made by federal, state, local or other authorities relating to any such returns or any audit. For purposes of this Section 5(h), the word “timely” shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions. The Stockholders and the Corporation are not aware of any facts which they believe would constitute the basis for the proposal of any tax deficiencies for any unexamined year. All taxes which the Corporation is required by law to withhold and collect have been duly withheld and collected, and has been timely paid over to the proper authorities to the extent due and payable.

(s)

Accounts Receivable and Inventory.

(i)

Accounts Receivable.  The accounts receivable of the Corporation reflected in the Unaudited Financials as at December 10, 2010, and the accounts receivable acquired by the Corporation since such date are valid subsisting claims for the aggregate amounts thereof reflected in the Unaudited Financials net of the reserves or allowances for doubtful receivables reflected in the Financials or thereafter in the Corporation’s books and records uniformly maintained in accordance with the financial statements, accounted for in accordance with generally accepted accounting principles, and the Stockholders know of no reason that would make such accounts receivable, net of such amounts as the Corporation has reserved on its books as of December 10, 2010, taken as a whole not collectible.

(ii)

Inventory.  The inventory of the Corporation reflected in the Financials as at December 10, 2010 and the inventory acquired by the Corporation since such date (a) has been purchased in the ordinary course of business, (b) has been fully paid for unless otherwise reflected in the Financials, (c) is marketable or adequate provision for obsolescence has been provided and (d) Stockholders know of no reason that would make such inventory, net of such amounts as the Corporation has reserved on its books as of December 10, 2010, taken as a whole, not marketable.

(t)

Title and Condition of Properties.  The Corporation does not own any real property.  Except as disclosed on Schedule 4(t) of this Agreement, the Corporation has good, marketable title to all properties and assets, real and personal, tangible and intangible, reflected in the Unaudited Financials and all properties acquired subsequent to December 10, 2010, which have not been disposed of in the ordinary course of business. Said property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other encumbrance except as disclosed on Schedule 4(t) of this Agreement.

Schedule 4(t) of this Agreement contains an accurate list of all leases and other agreements under which the Corporation is lessee of any personal property. Each of the real property and personal property leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto.

All personal property, machinery and equipment which are material to the business, operations or condition (financial or otherwise) of the Corporation is in operating condition and, subject to routine maintenance and ordinary wear and tear, have been maintained in accordance with reasonable industry standards and is suitable for the purpose for which it is used.  Except as disclosed in Schedule 4(t) of this Agreement, neither the Stockholders nor the Corporation is aware of or have received notice of, the violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement in force on the date hereof relating to the Corporation’s business or its owned or leased real or personal properties, with which the Corporation has not complied.

Before Closing, the Buyer may engage consultants or engineers of the Buyer’s choosing to conduct site studies of the Property as the Buyer deems necessary. The Buyer or its agents shall have the right to enter the Property at reasonable times before closing to make such tests, inspections, studies, and other investigations as the Buyer may require, at the Buyer’s expense and risk. The Buyer shall indemnify and hold the Corporation and the Stockholders harmless from any loss, damage, or claim arising out of the Buyer’s access to the Property for the purpose of making tests, inspections, studies, and other investigations. It shall be a condition to Closing that the results of such studies or analyses be acceptable to the Buyer in its sole discretion.

(u)

Description of Material Contracts.  Schedule 4(u) of this Agreement contains a complete and correct list as of the date hereof of all agreements, contracts and commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder, of the following types written or oral to which the Corporation is a party, under which it has any rights or by which it or any of its properties is bound, as of the date hereof: (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment and consulting agreements with annual compensation in excess of $50,000; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (e) sales agency, manufacturer’s representative or distributorship agreements; (f) agreements, orders or commitments for the purchase by the Corporation of materials, supplies or finished products exceeding $5,000 in the aggregate from any one person; (g) agreements, orders or commitments for the sale by the Corporation of its products or services exceeding $5,000; (h) agreements or commitments for capital expenditures in excess of $5,000 for any single project (it being warranted that the commitment for all undisclosed contracts for such agreements or commitments does not exceed $5,000 in the aggregate); (i) agreements relating to research; (j) agreements relating to the payment of royalties; (k) brokerage or finder’s agreements; (l) joint venture agreements; and (m) other agreements, contracts and commitments which individually or in the aggregate for any one party involve any expenditure by the Corporation of more than $5,000.

The Corporation has made available to the Buyer and BBLU copies of all written agreements, contracts, commitments, obligations and undertakings, together with all amendments thereto that are in its possession, listed on the Schedules hereto. All such agreements, contracts, commitments, obligations and undertakings are in full force and effect and, except as disclosed in Schedule 5(j) of this Agreement, all parties to, or otherwise bound by, such agreements, contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and the Corporation is not in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such contract, agreement, commitment, obligation or undertaking. There has been no threatened cancellations thereof, and there are no outstanding disputes under any such contract, agreement, commitment, obligation or undertaking. Except as set forth in Schedule 4(b)(i) of this Agreement, no consent of any party is required under any such contract, agreement, commitment, obligation or undertaking which would make such agreements not binding and in full force and effect as of the Closing Date. Any contracts, agreements, leases or commitments held in the name of any of the Stockholders and set forth in the Schedules hereto shall be assigned to either the Buyer or the Corporation prior to the Closing Date.

Except as otherwise set forth in Schedule 4(u) of this Agreement, each contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, in full force and effect and is and will constitute a valid and binding obligation of the Corporation and the respective parties to such agreements, and there is not, under any such contract, lease, instrument or commitment, any existing default by the Corporation or such other parties or any event that, with notice, lapse of time or both, would constitute a default by the Corporation or such other parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing.  Any contracts, leases or commitments held in the names of any of the Stockholders and listed on the Schedules shall be assigned either to the Buyer or the Corporation prior to the Closing Date.

No agreement, contract, commitment, obligation or undertaking listed on the Schedules hereto which the Corporation is a party or by which it or any of its properties is bound, except as specifically set forth in Schedule 4(u) of this Agreement, contains any provision which materially adversely affects or in the future may (so far as the Stockholders and the Corporation can reasonably now foresee) materially adversely affect the condition, properties, assets, liabilities, business, operations or prospects of the Corporation following the date hereof and upon the Closing Date. Furthermore, to the best of the Stockholders’ knowledge, the material suppliers, customers and clients of the Corporation will continue to supply and purchase from the Corporation after the Closing.

(v)

Proprietary Rights.

(i)

To the best of Stockholders’ Knowledge, the Corporation owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in or necessary for the conduct of the Corporation’s business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of the Corporation's World Wide Web sites or any product which has been or is being distributed or sold by the Corporation or currently is under development by the Corporation or has previously been under development by the Corporation (collectively, including such Web site, the "Corporation Products"), free and clear of all liens, claims and encumbrances (including without limitation linking, licensing and distribution rights) (all of which are referred to as "Corporation Proprietary Rights").  In addition, the Corporation is not aware of any legal restrictions or impediments that would prevent the Corporation from conducting its business as proposed to be conducted.  Schedule 4(v) of this Agreement contains an accurate and complete in all material respects (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Corporation Products or otherwise included in the Corporation Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Corporation Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that the Corporation is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Corporation Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology") and (iii) list of all licenses and other agreements with third parties relating to any material information,  compilations, data lists or databases that the Corporation is licensed or otherwise authorized by such third parties to use, market, disseminate, distribute or incorporate in Corporation Products.  To the best of Stockholders’ Knowledge, all of the Corporation's patents, copyrights, trademark, trade name or Internet domain name registrations related to or in the Corporation Products are valid and in full force and effect; and consummation of the Merger contemplated by this Agreement will not alter or impair any such rights.  To the best of Stockholders’ Knowledge, no claims have been asserted or threatened against the Corporation (and the Corporation is not aware of any claims which are likely to be asserted or threatened against the Corporation or which have been asserted or threatened against others relating to Corporation Proprietary Rights or Corporation Products) by any person challenging the Corporation's use, possession, manufacture, sale or distribution of Corporation Products under any Corporation Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights.  To the best of Stockholders’ Knowledge, there is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by the Corporation of any of the Corporation Products.  None of the Corporation Products nor the use or exploitation of any Corporation Proprietary Rights in its current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name and the Corporation has not been sued in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

(ii)

Except as set forth in Schedule 4(v) of this Agreement, the Corporation has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Corporation Products or any adaptations, translations, or derivative works based on the Corporation Products or any portion thereof. The Corporation has not knowingly granted any third party any right to allow users of the Corporation's World Wide Web site to link to other World Wide Web or Internet sites. Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Corporation Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

(iii)

The Corporation has at all times used commercially reasonable efforts customary in its industry to treat the Corporation Proprietary Rights related to Corporation Products and Corporation Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

(iv)

To the Corporation's knowledge, no employee, contractor or consultant of the Corporation is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with the Corporation or, to the Corporation's knowledge, any other party because of the nature of the business conducted by the Corporation.

(v)

To the best of Stockholders’ Knowledge, each person presently or previously employed by the Corporation (including independent contractors, if any) with access authorized by the Corporation to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Buyer or its representatives.

(vi)

No material product liability or warranty claims have been communicated in writing to or to the best of Stockholders’ Knowledge, threatened against the Corporation.

(vii)

To the Corporation's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Corporation Proprietary Rights, or any Third Party Technology to the extent licensed by or through the Corporation, by any third party, including any employee or former employee of the Corporation. The Corporation has not entered into any agreement to indemnify any other person against any charge of infringement of any Corporation Proprietary Rights, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

(viii)

The Corporation has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other confidential information not otherwise protected by patents, patent applications or copyright ("Confidential Information").

(w)

Default; Violations or Restrictions.  The execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by the Corporation in connection with the Merger contemplated hereby will not (or with the giving of notice or the lapse of time or both would) result in the breach of any term or provision of the Certificate of Incorporation or by-laws of the Corporation or violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the Corporation, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which the Corporation or the Stockholders is a party or by which either of them may be bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Corporation’s assets or interfere with or otherwise adversely affect the ability to carry on the business of the Corporation after the Closing Date on substantially the same basis as it is now conducted by the Corporation.

(x)

Court Orders and Decrees.  The Corporation has not received written or oral notice that there is outstanding, pending or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Corporation, the Stock or any of the Corporation’s assets. The Corporation is in compliance in all material respects with all applicable Federal, state, county, municipal (or of any subdivision thereof) laws, regulations and administrative orders in force at any applicable time to which the Corporation may be subject.

(y)

Books and Records.  The books and records of the Corporation are, in all material respects, complete and correct and have been maintained in accordance with good business practice. True and complete copies of the Certificate of Incorporation and By-laws of the Corporation and all amendments thereto and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of the Corporation are contained in the minute books and stock transfer books that have been made available to the Buyer and BBLU for inspection and will be delivered to the Buyer at the Closing. The minute books, stock certificate books, stock transfer records and such other books and records as may be requested by the Buyer, as exhibited to the Buyer, BBLU, and their representatives, are complete and correct in all material respects.

(z)

Pension and Welfare Plans.

(i)

Pension and Profit Sharing Plans.  Except as disclosed in Schedule 4(z) of this Agreement, the Corporation does not have in effect any pension, profit sharing or other employee benefit plan described under Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3(2)(A) of ERISA) previously maintained by the Corporation or to which it has previously contributed have been paid in full and/or that the Corporation does not have any unfunded liability in respect of any such plan to the Pension Benefit Guaranty Corporation or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or contract relating to any such plan and has been terminated without liability to the Corporation.

(ii)

Welfare Plans.  For each plan, fund, or arrangement of the Corporation which is an employee welfare benefit plan, whether or not currently maintained (within the meaning of ERISA Section 3(1)) (a “Welfare Plan”), the following is true:

(1)

each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

(2)

there is no voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) maintained with respect to any such Welfare Plan;

(3)

there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Corporation or the Buyer to a tax under Code Section 4976(a);

(4)

each such Welfare Plan which is a group health plan complies and has complied with the applicable requirements of Code Section 4980B. and would comply with Sections 9801 through 9806 if such provisions were now in effect, Title XXII of the Public Health Service Act, and the applicable provisions of the Social Security Act and is not and has not been a nonconforming group health plan under Section 5000(c) of the Code;

(5)

each such Welfare Plan may be amended or terminated by the Corporation or the Buyer, on or at anytime after, the Closing Date and after any advance notice to participants or similar measures required by law which are non-waivable under the Welfare Plan;

(6)

no such Welfare Plan provides for continuing benefits or coverage for any participant (including past, present or future retirees) or such participant’s beneficiary after termination of employment except as required by the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) or any other state or Federal law; and

(7)

no claims have been made and no other events have occurred that might form the basis of a claim which has substantially increased or based on customary insurance industry practice might substantially increase, the premiums or other charges of the Corporation under any Welfare Plan.

(aa)

Insurance.  Schedule 4(aa) of this Agreement contains a correct and complete description of all policies of insurance by or on behalf of the Corporation in which the Corporation is named as an insured party, beneficiary or loss payable payee.  The Corporation has at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain insurance coverage with respect to its properties, in respect of liabilities and risks prudently insured against.  The policies described in Schedule 4(aa) of this Agreement are outstanding and in force as of the date hereof.

(bb)

Rights of Third Parties.  Other than as disclosed in Schedule 4(bb) of this Agreement attached, or specifically provided for in this Agreement, the Corporation has not entered into any material leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of the Corporation, and no person or other corporation has any right to possession, use or occupancy of any of the property of the Corporation.

(cc)

Powers of Attorney.  Except as disclosed in Schedule 4(cc) of this Agreement, there are no persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Corporation.

(dd)

Labor Matters.  The Corporation is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or to the best of Stockholders’ Knowledge, threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of the Corporation. To the best of Stockholders’ knowledge, the Corporation (i) is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not engaged in any unfair labor practices.

(ee)

Relationships with Vendors and Customers.  The Corporation and the Stockholders have no knowledge of any present or future conditions or state of facts or circumstances which would materially adversely affect the Corporation after the Closing Date.  To the best of Stockholders’ Knowledge, the Corporation’s relationships with its customers, clients and vendors are satisfactory, and the Corporation and the Stockholders have no knowledge of any facts or circumstances which might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships including, but not limited to, the effect that such customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying materials, products or services from the Corporation or its Subsidiaries, or Buyer (whether as a result of the consummation of the Merger contemplated hereby or otherwise).  Except as set forth on Schedule 4(ee) of this Agreement, to the best of Stockholders’ Knowledge, neither the Corporation nor any of its Subsidiaries have received any indication from any material supplier of the Corporation or its Subsidiaries to the effect that such supplier (i) is planning to implement any material price changes other than in the ordinary course of business or will stop or (ii) is terminating, canceling or threatening to terminate or cancel any commitments, contracts or arrangements with the Corporation, and there are no disputes with any material supplier of the Corporation or its Subsidiaries. The Corporation and the Stockholders have no knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against the Corporation. The Corporation and the Stockholders have no knowledge of any present or future condition or state of facts or circumstances which would prevent the business of the Corporation from being carried on by the Buyer after the Closing Date in essentially the same manner as it is presently being carried on.

(ff)

Approvals and Authorizations.  The Corporation has obtained all necessary consents, approvals and authorizations in connection with the Merger contemplated hereby which are required by law or otherwise in order for the Corporation to continue all of its present business following the Closing Date.

(gg)

Compensation Plans.  Schedule 4(gg) of this Agreement contains a correct and complete description of all material compensation plans and arrangements: bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements: hospitalization and other life. health or disability insurance or reimbursement programs: holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of the Corporation.

(hh)

Governmental Licenses.  Schedule 4(hh) of this Agreement contains a correct and complete list of all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are (i) necessary for the operation of the Corporation, and (ii) required in connection with Stockholders’ execution, delivery or performance of this Agreement, all of which have been obtained by the Corporation and are in full force and effect.

(ii)

Brokers.  No agent, broker, investment banker, person, or firm acting on behalf of any of the Stockholders, the Corporation or any firm or corporation affiliated with any of them, or under its authority, is or will be entitled to a financial advisory fee, brokerage commission, finder’s fee or other like payment in connection with the Mergers contemplated hereby.

(jj)

Compliance With Laws.

(i)

To the best of Stockholders’ Knowledge, the operations and activities of the Corporation have previously and continue to comply with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the “Laws”), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. To the best of Stockholders’ Knowledge, neither the ownership of the Corporation nor the conduct of the business of the Corporation as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default right to accelerate or loss of rights under, any terms or provisions of its Certificate of Incorporation or By-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which the Corporation is a party or by which it may be bound or affected. The Corporation has received no written notice or communication from any third party asserting a failure to comply with any Laws, nor has the Corporation received any written notice that any authority or third party intends to seek enforcement against the Corporation to compel compliance with any such Laws.

(ii)

There are no existing claims or to the best of Stockholders knowledge, threatened claims against the Corporation, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Corporation of any “Hazardous Material,” including, without limitation. any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act (“CERCLA”), any so-called “Super Fund” or “Super Lien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

(iii)

To the best of Stockholders’ Knowledge, since the date first acquired or leased by the Stockholders or the Corporation, Stockholders and Corporation have not placed any “Hazardous Material” on or under the real property owned or leased by the Corporation and, to the best of Stockholders’ knowledge, there has been no “Hazardous Material” on or under the real property owned or leased by the Corporation.

(iv)

Neither the Corporation nor the Stockholders, nor to the best knowledge and belief of the Stockholders, any officer, employee or agent of the Corporation acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three (3) years given or received or agreed to give or receive any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Corporation (or assist the Corporation in connection with any actual or proposed acquisition) which (i) might subject the Corporation to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given or received in the past might have had an adverse effect on the assets, business or operation of the Corporation, or (iii) if not continued in the future, might adversely affect the assets, the business or the operations or prospects of the Corporation, or which might subject the Corporation to suit or penalty in any private or governmental litigation or proceeding.

(kk)

Internal Accounting Controls.  The Corporation and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) acquisitions are executed in accordance with management’s general or specific authorizations, (ii) acquisitions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Corporation has established disclosure controls and procedures for the Corporation and designed such disclosure controls and procedures to ensure that material information relating to the Corporation, including its subsidiaries, is made known to the officers by others within those entities.  The Corporation’s officers have evaluated the effectiveness of the Company’s controls and procedures.  Since December 10, 2010, there have been no significant changes in the Corporation’s internal controls or, to the Corporation’s knowledge, in other factors that could significantly affect the Corporation’s internal controls.

(ll)

No Additional Agreements.  The Corporation does not have any agreement or understanding with any Stockholders with respect to the Merger contemplated by this Agreement other than as specified in this Agreement.

(mm)

Disclosure.  The Corporation confirms that neither it nor any person acting on its behalf has provided any Stockholders or its respective agents or counsel with any information that the Corporation believes constitutes material, non-public information except insofar as the existence and terms of the proposed Merger hereunder may constitute such information and except for information that will be disclosed by the Buyer under a current report on Form 8-K.  The Corporation understands and confirms that the Stockholders will rely on the foregoing representations and covenants in effecting the Merger.  All disclosure provided to the Stockholders regarding the Corporation, its business and the Merger contemplated hereby, furnished by or on behalf of the Corporation (including the Corporation’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(nn)

Relationships With Related Persons.  Except for the employment relationship of John Pink and Ilaria Turner and for loans made to the Corporation by their Affiliates or as otherwise set forth in Schedule 4(b)(iii) of this Agreement, and except through or related to its ownership of the Stock of the Corporation, neither the Stockholders nor any

Affiliate of the Stockholders has any outstanding Contract with the Corporation or its Subsidiaries.

(oo)

Guarantees.  Except as disclosed in Schedule 4(oo) of this Agreement, the Stockholders have not personally guaranteed any of the obligations of the business of the Corporation.

(pp)

Benefits.  All accrued holiday, vacation, sick or other compensation or benefits to which employees of the Corporation are entitled to receive from the Corporation are set forth on the Financial Statements to the extent such accruals are required to be accrued in accordance with GAAP.  The Corporation has an employee manual which sets forth the Corporation’s policies with respect to its employees, and there are no policies other than as set forth in Schedule 4(pp), of this Agreement.

(qq)

Schedules.  The Stockholders and the Corporation have delivered to the Buyer and BBLU complete and correct schedules in all material respects (the “Schedules”), in form and substance reasonably acceptable to the Buyer and BBLU, as of the date of this Agreement.

(rr)

No Legal or Tax Advice.  Stockholders are not relying on any legal or tax advice from BBLU or the Buyer in connection with the Merger contemplated by this Agreement.

(ss)

Accuracy.  No representation, warranty, covenant or statement by the Stockholders or the Corporation in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Buyer and BBLU pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

Section 5.

Representations and Warranties of the Buyer and BBLU.  Each of Buyer and BBLU jointly and severally warrants and represents to the Stockholders as follows:  (as used herein, “Buyer’s or BBLU’s best knowledge” or “to the best knowledge of the Buyer of BBLU” shall mean information actually known by the Buyer or BBLU without due inquiry):

(a)

Capacity.  Each of the Buyer, BEEMS and BBLU has full right, power and capacity to execute, deliver and perform its obligations under this Agreement and the other documents required to be executed by the Buyer or BBLU in connection herewith and to consummate the Merger contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the Merger contemplated by this Agreement will not, constitute a breach of any term or provision of the Certificate of Incorporation or By-laws of the Buyer or BBLU or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer or BBLU is a party or by which either is bound.

(b)

Organization.

(i)

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. The Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

(ii)

BBLU is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. BBLU is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

(c)

Authority; No Conflict.

(i)

This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency laws and other laws affecting the rights of creditors generally and except as may be limited by general principles of equity.  The execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the Merger have been duly authorized and approved by the Board of Directors of the Buyer and BBLU and no other corporate proceedings on the part of the Buyer and BBLU are necessary to authorize this Agreement and the Merger.  Upon the execution and delivery by it of the Other Agreements to which Buyer is a party and the execution and delivery thereof by each other party thereto, such Other Agreements will constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, moratorium and insolvency laws and other laws affecting the rights of creditors generally and except as may be limited by general principles of equity.  Buyer has the power, authority and capacity to execute and deliver this Agreement and the Other Agreements to which it is a party and to perform its respective obligations under this Agreement and such Other Agreements.

(ii)

Neither the execution and delivery of this Agreement or any of the Other Agreements, nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(iii)

contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Buyer is subject; or

(1)

conflict with or result in a violation or breach of (b) constitute (with or without notice or passage of time) a default under (c) result in or give any person the right of termination, cancellation, acceleration or modification in or with respect to (d) result in or give to any person any additional rights under or (e) result in the creation or imposition of an Encumbrance upon the assets of the Buyer under any agreement or other arrangement to which Buyer is a party or is bound; or

(2)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Buyer.

(iv)

Buyer is not and will not be required to give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the Other Agreements or the consummation or performance of the Merger.

(d)

Capital Structure.  As of the Closing Date the authorized capital stock of BBLU shall consist of 100,000,000 shares of Buyer’s Common Stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.  As of the Closing date (i) 11,420,450 shares of BBLU’s Common Stock shall be issued and outstanding, (ii) no shares of preferred stock are outstanding and (ii) no shares of BBLU’s Common Stock or preferred stock are held by BBLU in its treasury.  Except as set forth above, no shares of capital stock or other voting securities of BBLU were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of BBLU are, and all such shares that may be issued prior to the date hereof including, but not limited to, 267,857 shares to the shareholders of Humitech will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, BBLU’s Articles of Incorporation, BBLU’s By-laws or any Contract to which BBLU or Buyer is a party or otherwise bound.  Except as set forth in the draft Form S-1 Registration Statement delivered by BBLU to the Stockholders, which is subject to change prior to the Closing Date, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which BBLU or Buyer is a party or by which any of them is bound (i) obligating BBLU or Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Buyer, (ii) obligating BBLU or Buyer to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of BBLU. As of the date of this Agreement, there are not any outstanding contractual obligations of BBLU to repurchase, redeem or otherwise acquire any shares of capital stock of BBLU.  Except as set forth in the S-1 Registration Statement described above, BBLU is not a party to any agreement granting any securityholder of BBLU the right to cause the Buyer to register shares of the capital stock or other securities of BBLU held by such securityholder under the Securities Act.  The BBLU Shares to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

(e)

Consents and Approvals.  No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the execution, delivery or performance of this Agreement by the Buyer or BBLU. Each of the Buyer and BBLU shall execute, deliver and perform its obligations under this Agreement, and no consent or other approval of any other party is required to be obtained by the Buyer or BBLU in connection with the Mergers contemplated hereby.

(f)

Binding Obligation.  This Agreement has been duly executed and delivered by the Buyer and BBLU and constitutes the legal, valid and binding obligation of the Buyer and BBLU, enforceable against the Buyer and BBLU in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. All action of the Board of Directors of the Buyer and BBLU and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Mergers contemplated hereby has been duly and validly taken.

(g)

Brokers: Finders.  No agent, broker, investment banker, person or firm acting on behalf of the Buyer or BBLU or any firm or corporation affiliated with the Buyer or BBLU or under the authority of either the Buyer or BBLU is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee in connection with any of the Mergers contemplated hereby.

(h)

Accuracy.  No representation, warranty, covenant or statement by the Buyer or BBLU in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Stockholders pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

(i)

SEC Documents; Undisclosed Liabilities

(i)

BBLU has filed all reports, schedules, forms, statements and other documents required to be filed by BBLU with the SEC since October 30, 2009, pursuant to Sections 13(a), 14 (a) and 15(d) of the Exchange Act (the "BBLU SEC Documents").

(ii)

As of its respective filing date, each BBLU SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such BBLU SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any BBLU SEC Documents has been revised or superseded by a later filed BBLU SEC Documents, none of the BBLU SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of BBLU included in the BBLU SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial. position of BBLU and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(iii)

Except as set forth in the Filed BBLU SEC Documents, BBLU has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of BBLU or in the notes thereto.

(j)

Absence of Certain Changes or Events. Except as disclosed in the Filed BBLU SEC Documents, from the date of the most recent audited financial statements included in the Filed BBLU SEC Documents to the date of this Agreement, Buyer has conducted its business only in the ordinary course:

(k)

Litigation.  Except as disclosed in the Filed BBLU or Buyer SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of BBLU or Buyer, threatened against or affecting BBLU or Buyer (and BBLU and Buyer are not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a BBLU or Buyer Material Adverse Effect, nor is there any Judgment outstanding against BBLU or Buyer that has had or would reasonably be expected to have a Material Adverse Effect on BBLU or Buyer.

(l)

Compliance with Applicable Laws.  Except as disclosed in the Filed BBLU SEC Documents, BBLU and Buyer is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a BBLU Material Adverse Effect. Except as set forth in the Filed BBLU SEC Documents, BBLU or Buyer have not received any written communication during the past two years from a Governmental Entity that alleges that BBLU or Buyer is not in compliance in any material respect with any applicable Law.

(m)

Listing and Maintenance Requirements.  BBLU’s Shares are listed for trading on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (“FINRA”).  BBLU has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Buyer’s Shares on the OTC Bulletin Board and/or the OTC Markets.

(n)

Reorganization.

(i)

Buyer is a newly formed California corporation that was organized solely to engage in the Merger.  Buyer does not have any assets or any liabilities and has not engaged in any business or activity.

(ii)

Buyer is, and immediately prior to the Merger will be, a wholly owned subsidiary of Blue Earth Energy Management Services Inc. (“BEEMS”), in turn, a wholly-owned subsidiary of BBLU.

(iii)

Buyer has no plan, intention or commitment to issue or sell (a) any of its capital stock, (b) any security of Buyer treated as equity for federal income tax purposes, (c) any security that is convertible or exchangeable into any of the foregoing, or (d) any right to subscribe for or acquire any of the foregoing, and no such securities or rights outstanding other than the common stock of Buyer that is owned by BEEMS.

(iv)

Neither BBLU, BEEMS nor Buyer has any plan or intention to cause the Surviving Corporation to issue additional shares of its stock or any other security of Surviving Corporation that would result in BEEMS losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code prior to or immediately after the Merger.

(v)

Prior to the Merger, BEEMS has acquired no BBLU  (and no related person to BEEMS nor BBLU within the meaning of Treasury Regulations Section 1.368-1(e)(3) has acquired) any stock of the Corporation, either directly or through any transaction, agreement or arrangement with another person.  BEEMS has no plan or intention to acquire or redeem (and no related person to BEEMS within the meaning of Treasury Regulations Section 1.368-1(e)(3) has any plan or intention to acquire) any of the BBLU stock issued in the Merger, other than pursuant to the terms of this Agreement, either directly or through any transaction agreement or arrangement with another person.

(vi)

BEEMS has no plan or intention to (a) liquidate the Surviving Corporation (including any transaction that would be treated as a liquidation for federal  income tax purposes), (b) merge the Surviving Corporation with or into another corporation (including any entity treated as a corporation for federal income tax purposes), (c) sell or otherwise dispose of the stock of the Surviving Corporation, except for transfers of stock to corporations controlled by BBLU in accordance with Section 368(a)(2)(C) of the Code, or (d) cause the Surviving corporation to sell or otherwise dispose of any of its assets or any of the assets acquired from Buyer, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving corporation in accordance with Section 368(a)(2)(C) of the Code.

(vii)

Buyer has no liabilities assumed by the Surviving Corporation in the Merger, and will not transfer any assets to the Surviving corporation in the Merger subject to any liabilities.

(viii)

Following the Merger, BEEMS and BBLU will cause the Surviving Corporation to continue its historic business or use a significant portion of its historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

(ix)

BBLU, BEEMS and Buyer will each pay their respective expenses, if any, incurred in connection with the transaction contemplated by this Agreement.

(x)

BBLU is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

Section 6.

Survival of Representations and Warranties; Indemnification.

(a)

Survival of Representations and Warranties.  All representations and warranties made by the Stockholders, the Corporation, the Buyer and BBLU in this Agreement,

including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until the first anniversary of the Closing Date (the “Survival Date”); provided, however, that all representations and warranties made by the Stockholders in Sections 5(h), 5(p) and 5(z) hereof shall survive the Closing until and through one (1) month after the expiration of the applicable statute of limitations (the “Extended Survival Date”); provided, however , that representations which are the basis for claims asserted under this Agreement prior to the expiration of such applicable time periods shall also survive until the final resolution of those claims. Covenants and other executory obligations contained in this Agreement shall survive the Closing. The right to indemnification, payment of damages and other remedies based on representations, warranties, covenants and obligations in this Agreement shall not be affected by any investigation conducted or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

(b)

Indemnity by Stockholders.  Provided that the Merger contemplated by this Agreement is closed, the Stockholders hereby agree, severally and not jointly, to indemnify, defend and hold harmless the Buyer and BBLU and their respective Affiliates, shareholders, partners, members, directors, officers, employees and other agents and representatives from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) (“Claims”) arising out of or relating to Claims made prior to the Survival Date or the Extended Survival Date, if applicable, in the event that it is determined that such Claims arise out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 4 made by the Stockholders, (ii) the non-performance by the Stockholders in any material respect of any covenant, agreement or obligation to be performed by the Stockholders under this Agreement; (iii) the assessment of any federal, state local or other tax liabilities due and payable by the Corporation for all periods through December 31, 2010 or (iv) the assessment of any federal, state or local fines resulting from the shipment of any product of the Corporation to and including through the Closing Date.

(c)

Indemnification by Buyer.  Provided that the Merger contemplated by this Agreement is closed, the Buyer hereby agrees to indemnify, defend and hold harmless the Stockholders from and against all Claims arising out of or from or based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 6 by the Buyer; (ii) the non-performance by the Buyer in any material respect of any covenant, agreement or obligation to be performed by the Buyer under this Agreement; and (iii) any liabilities arising out of the operation of the business of the Corporation by Buyer after the Closing Date.

In the event that the Closing is consummated, the Buyers agree to indemnify Stockholders against all costs and expenses with respect to their state and federal income tax liability for income tax items allocated to them as shareholders of the Corporation with respect to the period ending December 31, 2010 through the Closing Date or the termination of the Corporation’s Subchapter S status, whichever last occurs.

(d)

Defense of Claims.  Whenever any Claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnitee”) shall notify the indemnifying party (the “Indemnitor”) in writing within 30 days after the Indemnitee has actual knowledge that it is entitled to indemnification of such Claim constituting the basis for such Claim (the “Notice of Claim”). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at his expense and through counsel of his own choosing if he gives written notice of his intention to do so to the Indemnitee within 10 days after receipt of the Notice of Claim; provided that Indemnitor diligently prosecutes or defends such claim.

The Indemnitee shall not settle any claim which would give rise to liability on the part of the Indemnitor under the indemnity contained in this Section without the written consent of the Indemnitor, which consent shall not unreasonably be withheld. If a firm offer is made to settle a claim or litigation defended by the Indemnitee and the Indemnitor refuses to accept such offer within 20 days after receipt of written notice from the Indemnitee of the terms of such offer, then, in such event, the Indemnitee shall continue to contest or defend such claim and shall be indemnified pursuant to the terms hereof. Provided, however, that in the event the Indemnitor refuses to accept such offer to settle a claim as described above and the Indemnitee continues to contest or defend such claim, the indemnification provided for herein shall be deemed to include the value of management’s time spent in connection with the defense of such claim. If a firm offer is made to settle a claim or litigation and the Indemnitor notifies the Indemnitee in writing that the Indemnitor desires to accept and agree to such settlement, but the Indemnitee elects not to accept or agree to it, the Indemnitee may continue to contest or defend such claim or litigation and. in such event, the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee hereunder with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the Indemnitor desires to accept such settlement.

Notwithstanding any provision of this Agreement to the contrary, neither Stockholders’ nor Buyer’s maximum liability for indemnification shall exceed the Merger Consideration.

Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification pursuant to this Section 6 by the Indemnitee (other than a claim arising under Section 5(b)(iv)) shall be asserted or claimed except for the amount of such Claim in excess of the aggregate, the sum of $25,000 (the “Stockholders’ Basket”).  Any Loss suffered by Buyer for payment of any insurance deductible in connection with any proceedings shall be excluded from the Stockholders’ Basket.

All claims for indemnification against the Stockholders shall be satisfied by the Stockholders severally and not jointly, at their option, either in cash or in BBLU Shares at their then Market Price.

(e)

Notwithstanding any provisions of this Agreement to the contrary, the remedies available to Buyer under this Section 6 shall be the sole and exclusive remedies of Buyer as between Buyer and Stockholders in relation to this Agreement, but this Section 6 shall not affect any legal or equitable rights, if any, that the Stockholders or any of them may have to seek indemnification or contribution among the Stockholders or any of them.

Section 7.

Covenants of the Stockholders and the Corporation.  The Stockholders and the Corporation hereby covenant and agree:

(a)

Further Assurances.  The Stockholders hereby agree that, from time to time at the reasonable request of the Buyer and without further consideration, they shall execute and deliver such additional instruments and take such other action as the Buyer or BBLU may reasonably require to convey, assign, transfer and deliver the Stock and otherwise to carry out the terms of this Agreement.

(b)

Access to the Corporation; Confidentiality.

(i)

Subsequent to the date hereof and prior to the Closing Date, the Stockholders will continue to give to the Buyer and BBLU, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Corporation so that the Buyer and BBLU may have full opportunity to make such investigation as they shall desire.

(ii)

From and after the date of this Agreement until the Closing or the termination of this Agreement, the Stockholders and the Corporation and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to the other party in the course of their negotiations and the Buyer’s and BBLU’s due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the Merger contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party and will not use any confidential information from the Buyer or BBLU for their own benefit.

(c)

Conduct in the Ordinary Course of Business.  From the date of this Agreement until the Closing Date, except as otherwise expressly consented to in advance by Buyer in writing, the Corporation shall, and the Stockholders shall cause the Corporation and each of its Subsidiaries to (i) not sell, transfer or otherwise dispose of any of its assets except the sale of goods and services in the Ordinary Course of Business, (ii) maintain in the Ordinary Course of Business the operations of the Corporation and its Subsidiaries prior to the Closing Date and shall conduct and operate the Corporation and its Subsidiaries in the Ordinary Course of Business (including timely payment of accounts payable, purchase of inventory, performance of all necessary maintenance and repairs, making capital expenditures and collection of accounts receivable), (iii) take all necessary measures to preserve and maintain in good repair and condition all of its assets and properties, (iv) not enter into, modify or negotiate the terms of any Material Contracts, including, without limitation, the Leases, (v) not take any action to amend the articles of incorporation, bylaws or other constitutive documents of the Corporation or its Subsidiaries, (vi) not issue, sell or otherwise dispose of any of its authorized but unissued capital stock, redeem any issued and outstanding capital stock of the Corporation or its Subsidiaries or issue any option to acquire capital stock of the Corporation or its Subsidiaries or any securities convertible into or exchangeable for capital stock of the Corporation or its Subsidiaries, (vii) not declare or pay any dividend or make any other distribution in cash or property on the Corporation’s capital stock, (viii) not, directly or indirectly, cause or permit any state of affairs, action or omission that constitutes, or could lead to, a Material Adverse Change, (ix) preserve intact the Corporation’s business, to keep available the services of its current employees and agents and to maintain its relations and good will with its suppliers, customers, distributors and any others with whom or with which it has business relations, (x) not enter into any employment contract with any officer or employee, modify the terms of any existing employment contract or make any loan to or enter into any Merger of any other nature with any of the Corporation’s or its Subsidiaries’ officers or employees or other service providers, (xi) not commit to pay any bonus, pension, retirement allowance, severance, or termination pay or grant any equity compensation or any increase in base compensation or employee benefits to its employees outside of the Ordinary Course of Business, (xii) not enter into, adopt, amend, modify or terminate any bonus, profit sharing, incentive, severance or similar Existing Contract for the benefit of any of its employees or other service providers (or take any such action with respect to any Benefit Plan, except as may be required to ensure such Benefit Plan’s compliance with Applicable Law), (xiii) hire any new employees, except in the Ordinary Course of Business with respect to employees with an annual base salary and incentive compensation opportunity not to exceed $50,000, (xiv) maintain and not allow to lapse or become abandoned or grant any exclusive rights in and to any Corporation Intellectual Property, (xv) provide Buyer with an update of any material developments regarding its relationship with any top-ten customer of the Corporation or its Subsidiaries, (xvi) maintain in effect all material insurance policies, including the payment of all premiums as they become due, (xvii) not make any Tax election or rescind or change any Tax election or adopt or change any method of accounting, not enter into any settlement of or compromise any material Tax liability, not change any annual Tax accounting period, not enter into a closing agreement for any Tax, not surrender any right to any Tax refund, not file any amended Tax Return or refund claim with respect to any Tax, or not prepare any Tax Return that is filed before the Closing Date in a manner inconsistent with prior practices applicable to the preparation of such Tax Returns and (xvii) not take any action inconsistent with this Agreement or with the consummation of the Closing.

(d)

The Stockholders and Buyer shall (i) confer on a regular basis with each other, (ii) report (to the extent permitted by Applicable Law and any applicable confidentiality agreement) to each other on operational matters of the Corporation and its Subsidiaries and (iii) promptly advise each other orally and in writing of (A) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect such that the conditions set forth in Section 7(c) would not be satisfied, (B) the failure by either to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement, (C) any change, event or circumstance that would reasonably be expected to have a Material Adverse Change or on a party’s ability to consummate the Merger contemplated hereby in a timely manner, (D) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger contemplated hereby, (E) any written notice or other written communication from any Governmental Authority in connection with the Merger contemplated hereby or (F) the commencement of any Proceeding or, to the Corporation’s Knowledge,

threatened against, relating to or involving or otherwise affecting the Corporation or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4(e) or which relates to the consummation of the Merger contemplated hereby; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(e)

Public Announcements. BBLU may issue a press release or other announcement of this Agreement, the other Operative Documents and the Merger contemplated hereby and thereby in such form as shall be determined by BBLU and Buyer in their sole discretion,  provided  that Buyer shall provide the Stockholders with the contents of any such press release and a reasonable opportunity to comment thereon prior to its public release, except to the extent that a requirement of any Applicable Law renders it impracticable to consult with the Stockholders in advance of such release. None of the Corporation, its Subsidiaries, the Stockholders or their respective Affiliates, officers, members, employees or agents shall issue or cause the issuance or the publication of any press release or any other public statement or announcement with respect to this Agreement, the other Operative Documents or the Merger contemplated hereby or thereby, without the prior review and written consent of Buyer in each specific instance.

(f)

Exclusivity. Between the date hereof and the Closing Date, neither the Corporation, its Subsidiaries, nor the Stockholders shall, nor shall they permit any of their respective officers, directors, Affiliates, agents or representatives to, directly or indirectly, (a) solicit, initiate or encourage inquiries or proposals or conduct or engage in any discussions or negotiations to enter into any agreement or understanding, with any other person or entity relating to a merger, business combination, recapitalization or similar corporate event involving the Corporation or its Subsidiaries, or relating to the sale of any of the capital stock of the Corporation or any material portion of the assets of the Corporation or its Subsidiaries or (b) disclose any nonpublic information relating to the Corporation or its Subsidiaries, or afford access to the properties or the books and records of the Corporation or its Subsidiaries, to any other person or entity that may be considering any such Merger. The Corporation shall promptly (and in any event within twenty-four (24) hours) notify Buyer of its receipt of any inquiries or proposals regarding any such Merger.

Section 8.

Covenants of the Buyer and BBLU.  The Buyer and BBLU hereby covenant and warrant as follows:

(a)

Closing Documents.  The Buyer and BBLU shall execute and deliver all instruments and documents required as a condition precedent to Closing and take all actions required to carry out the terms of this Agreement and to consummate the Merger contemplated hereby.

(b)

Noninterference.  The Buyer and BBLU shall, not take or omit to take any action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 5 of this Agreement, or (ii) would interfere with the Buyer’s or BBLU’s ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

(c)

Confidentiality.  From and after the date of this Agreement until the Closing or the termination of this Agreement, the Buyer, BBLU, and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed by the Stockholders in the course of their negotiations and the Buyer’s and BBLU’s due diligence review, and will in no event use any confidential information for any purpose other than for the evaluation of the Merger contemplated herein and the financing of this Merger.  In the event this Agreement is terminated, the Buyer and BBLU will destroy all copies of documentation which they received from Stockholders and will not use any confidential information for their own benefit.

(d)

Fulfillment of Conditions. Each party shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each of the conditions to the obligations to the other parties in this Agreement.

(e)

Stockholder Release. Effective as of the Closing, each Stockholder on behalf of itself and each of its Affiliates hereby releases and forever discharges the Corporation, each of its Subsidiaries and their respective officers, directors, shareholders and Affiliates, from any and all actions, causes of action, suits, debts, accounts, claims, contracts, demands, agreements, controversies, judgments, obligations, damages and liabilities of any nature whatsoever in law or in equity, whether currently known or unknown, suspected or claimed, whether pursuant to contract, statute or otherwise, in each case, arising out of events occurring on or prior to the Closing.

(f)

WARN Act With respect to all employees of the Corporation and its Subsidiaries, the Corporation and/or any of its Subsidiaries shall be responsible for providing any notices required to be given and otherwise complying with the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2109  et seq . or the regulations promulgated thereunder (the “WARN Act”) or similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event) caused by the Corporation or any of its Subsidiaries before the Closing, and Buyer shall have no responsibility or liability under the WARN Act (or any other similar statute or regulation) to Corporation employees with respect to any such plant closings, mass layoffs and similar events occurring prior to the Closing.  Schedule 8(f) of this Agreement contains a true and complete list of the names and the sites of employment or facilities of those individuals who suffered an “employment loss” (as defined in the WARN Act) at any site of employment or facility of the Corporation or any of its Subsidiaries during the 90-day period prior to the date of this Agreement.  Schedule 8(f) of this Agreement shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing. Prior to the Closing, the Corporation agrees to provide any notice required under the WARN Act to any employee of the Corporation or its Subsidiaries as may be reasonably requested by Buyer in writing, in anticipation of any plant closing or mass layoff anticipated to occur after the Closing.

(g)

Corporation 401(k) Plans. If requested by Buyer at least five days prior to the Closing, the Corporation shall terminate any and all Benefit Plans intended to qualify under

Section 401(a) of the Code that include a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code, effective not later than the day immediately preceding the Closing. In the event that Buyer requests that such 401(k) plan(s) be terminated, the Corporation shall provide Buyer with evidence that such 401(k) plan(s) have been terminated pursuant to resolutions of the Board of Directors of the Corporation (the form and substance of which shall be subject to review.

Section 9.

Conditions Precedent to the Obligations of the Buyer and BBLU.  The obligations of the Buyer and BBLU under this Agreement are subject to the following conditions:

(a)

There shall not have been any breach of the representations, warranties, covenants and agreements of the Stockholders or the Corporation contained in this Agreement or the Schedules and Exhibits hereto, and all such representations and warranties shall be true at all times on and before the Closing as if given at such times, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

(b)

The Stockholders and the Corporation shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Buyer and BBLU.

(c)

There shall have been no Material Adverse Change in the condition (financial or otherwise), business, assets, liabilities, properties, results of operations, or earnings of the Corporation.

(d)

There shall be no outstanding actions or threats of action by any party that may materially adversely effect the condition (financial or otherwise), business, assets, liabilities, properties, results of operations, or earnings of the Corporation.

(e)

The Buyer and BBLU shall have received certificates dated the Closing Date and signed by the Stockholders and the Corporation, certifying that the conditions specified in subsections (a), (b), (c) and (d) above have been fulfilled except to the extent that any non-fulfillment was disclosed in writing to the Buyer prior to the Closing Date.

(f)

The Corporation and the Stockholders shall have obtained and delivered to the Buyer and BBLU any required consents or approvals of any third parties whose consent is required to the Merger contemplated hereunder.

(g)

The Buyer and BBLU shall have received originals or certified copies, reasonably satisfactory in form and substance to the Buyer and BBLU, of all such corporate documents of the Corporation as the Buyer or BBLU shall reasonably require, including without limitation the following:

(i)

the Certificate of Incorporation of the Corporation and all amendments thereto and restatements thereof certified as of a recent date by the Secretary of State of California;

(ii)

the By-laws of the Corporation and all amendments thereto and restatements thereof certified as of the Closing Date by an officer of the Corporation;

(iii)

certificate of existence of the Secretary of State of California, certifying as of a recent date that the Corporation is duly organized, validly existing and in good standing under the laws of that State;

(iv)

copies of the minutes and resolutions of the Board of Directors and stockholders of the Corporation showing the authorization and approval by such Boards of the execution and delivery by the Corporation to the Buyer of this Agreement and of the agreements and instruments provided for herein and of the performance of the obligations of the Corporation under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of the Corporation; and

(v)

a certificate of incumbency identifying the officers and directors of the Corporation immediately before Closing.

(h)

Buyer shall have received evidence that all authorized signatories on accounts, safe deposit boxes, lockboxes and other depositories of funds of the Corporation and its Subsidiaries at Chase Bank, are only Persons designated by Buyer.

(i)

The Corporation and the Stockholders shall have executed and delivered to the Buyer and BBLU an assignment or consent to all of the leases described in Schedule 4(t) of this Agreement.

(j)

The Stockholders shall have executed and delivered to the Buyer and BBLU the assignment or endorsement in favor of the Buyer and BBLU of coverage under the insurance policies maintained by the Stockholders covering the Corporation described to in Schedule 4(aa) of this Agreement.

(k)

The Buyer and BBLU shall have received from each of the Stockholders the Non-Competition Agreement in the form of Exhibit 2(c)(2) attached hereto.

(l)

The Buyer shall have entered into an employment agreement with John Pink in the form of Exhibit 2(c)(1) and made arrangements that they deem satisfactory with such “key personnel” of the Stockholders as Buyer and BBLU deem necessary.

(m)

As soon thereafter as is practicable, however, prior to January 15, 2011, Buyer and BBLU shall have received Unaudited Financial statements for the period ending December 31, 2010, prepared in accordance with GAAP.

(n)

Buyer shall have received resignations, effective as of the Closing Date, of all directors and, to the extent requested by Buyer, any officer, of the Corporation and its Subsidiaries.

(o)

Except as disclosed on Schedule 9(q) of this Agreement, the Company shall have delivered to Buyer evidence, in form and substance reasonably satisfactory to Buyer, of the termination and release of all recorded outstanding Liens and financing statements on the assets and properties of the Corporation or any of its Subsidiaries, other than those associated with any agreement, listed in the disclosure schedules.

(p)

Each of the Stockholders shall have delivered to the Buyer a lock-up agreement substantially in the form attached hereto as Exhibit 2(a).

(q)

Stockholders shall have obtained and delivered to Buyer any and all required waivers of default and/or consent to assumption of debt by the Corporation’s lenders and/or Buyer shall have entered into replacement borrowing facilities on terms reasonably acceptable to Buyer.

(r)

Stockholders shall have delivered to the Buyer the Certificates evidencing the Stock.

Section 10.

Conditions Precedent to the Stockholders’ and the Corporation’s Obligations.  The obligations of the Stockholders and the Corporation under this Agreement are subject to the following conditions:

(a)

There shall not have been any breach of the representations, warranties, covenants and agreements of the Buyer or BBLU contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

(b)

The Buyer and BBLU shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Stockholders.

(c)

The Stockholders shall have received a certificate dated the Closing Date signed by each of the Buyer and BBLU, certifying that the conditions specified in Paragraphs 10(a) and 10(b) above have been fulfilled.

(d)

The Stockholders shall have received originals or certified copies, reasonably satisfactory in form and substance to the Stockholders, of the following corporate documents of the Buyer and BBLU:

(i)

a certificate of existence certifying as of a recent date that each of the Buyer and BBLU is a corporation in good standing under the laws of California and Nevada, respectively;

(ii)

copies of the minutes and resolutions of the Board of Directors of each of the Buyer and BBLU showing the authorization and approval by such Board of the execution and delivery by the Buyer and BBLU of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer and BBLU under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of the Buyer and BBLU; and

(iii)

a certificate of incumbency identifying the officers and directors of the Buyer and BBLU immediately before Closing.

(e)

BBLU shall have delivered to the Stockholders certificates of BBLU Shares evidencing the Merger Consideration.

Section 11.

Conditions Precedent to Obligations of the Stockholders, the Corporation, the Buyer and BBLU.  The obligations of the Stockholders, the Corporation, the Buyer and BBLU to complete this Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)

Due Diligence.  The Stockholders, the Buyer and BBLU shall have been afforded the opportunity to complete their due diligence and conduct a review of the business, the Fixed Assets, and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

(b)

No Injunctions.  No action or proceeding shall have been instituted or threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Merger or to recover any damages or obtain other relief as a result of this Merger.

(c)

Consents.  Any consent to the Merger considered by the Stockholders, the Buyer or BBLU to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of the Stockholders, the Buyer or BBLU, a material adverse effect on the financial condition of the other party. shall have been obtained.

(d)

Corporate Proceedings.  All corporate and other proceedings in connection with the Merger contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Stockholders, the Buyer, BBLU and their counsel, and the Stockholders, the Buyer, BBLU and their counsel shall have received all certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

Section 12.

Deliveries.

(a)

Deliveries of the Stockholders.  At the Closing, Stockholders shall deliver:

(i)

this Agreement executed by the Stockholders.

(ii)

a copy of the Confidential Purchaser Questionnaire signed by the Stockholders with respect to the BBLU Shares;

(iii)

certificates representing all of the Stock owned by the Stockholders;

(iv)

duly executed transmittal letters by each Stockholder with respect to the Corporation Stock to the Buyer; and

(v)

The minute books, stock transfer ledger, corporate seals, and financial books and records of the Corporation.

(b)

Deliveries of the Buyer.  At the Closing the Buyer shall deliver:

(i)

to the Exchange Agent and to the Corporation, a copy of this Agreement executed by Buyer and BBLU;

(ii)

to the Corporation, a certificate in the form of Exhibit 11(c), from the Buyer, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Buyer’s Certificate of Incorporation, By-laws and resolutions of the Board of Directors of the Buyer, approving the Merger are all true, complete and correct and remain in full force and effect;

(iii)

to the Corporation, evidence of the Board of Directors election of John Pink as a director and as the Chief Operating Officer of the Buyer;

(iv)

to the Exchange Agent, certificates representing the new BBLU Shares issued to such Stockholders as set forth in Schedule A;

(v)

to the Stockholders and the Corporation, the officer’s certificate in accordance with Section 11(c); and

(vi)

to each of the Stockholders an original copy of the countersigned Lock-Up Agreement and the Guaranty Agreement in the forms set forth as Exhibits 2(a) and 2(b), respectively.

(c)

Deliveries of the Corporation.  At the Closing, the Corporation shall deliver to the Buyer:

(i)

this Agreement executed by Corporation; and

(ii)

a certificate from the Corporation, signed by its secretary, or similar authorized officer, certifying that the attached copies of the Corporation’s constituent instruments and resolutions of the Board of Directors of the Corporation approving the Agreement and the Merger are all true, complete and correct and remain in full force and effect; and

(iii)

The officer’s certificate in accordance with Section 9(e).

Section 13.

Termination.  This Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time prior to-the Closing Date:

(a)

By mutual written consent of the Stockholders, the Buyer and the Corporation properly authorized by their respective Boards of Directors.

(b)

By the Buyer or BBLU if since December 10, 2010, there has been a Material Adverse Change in the condition (financial or otherwise), business, assets, liabilities properties, results of operations, or earnings of the Corporation.

(c)

By the Corporation or any of the Stockholders if since December 10, 2010 there has been a Material Adverse Change in the condition (financial or otherwise), business, assets, liabilities, properties, results of operations of BBLU.

(d)

By the Buyer, if the Corporation or any Stockholder breaches any of its respective representations, warranties, covenants or agreements contained in this Agreement, and such breach cannot be cured within thirty (30) days after receipt of notice of the breach from the Buyer;

(e)

By the Corporation or any Stockholder, if Buyer or BBLU breaches any of its representations, warranties, covenants or agreements contained in this Agreement, and such breach cannot be cured within thirty (30) days after receipt of notice of the breach from the Buyer; and

(f)

By Buyer, on the one hand, or the Stockholders, on the other hand, if any of the conditions to such party’s obligation to close the Mergers contemplated by this Agreement is not satisfied (or waived in writing by such party) on or prior to December 31, 2010 (the “ Termination Date ”);  provided ,  however , that if any such condition is not satisfied as a result of a breach by any party of its representations, warranties, covenants or agreements contained in this Agreement, then the party responsible for such breach shall not have the right to terminate this Agreement pursuant to this clause (e).

Section 14.

Subsequent Events.

(a)

Access to Books and Records of the Corporation and Surviving Corporation.  After the Closing, BBLU hereby agrees to provide, and to cause the Surviving Corporation to provide the Stockholders and their accountants and representatives with full and free access to the books and records of the Corporation and Surviving Corporation and to cooperate fully with all such accountants and representatives of the Stockholders (i) so that a closing Balance sheet may be prepared on a timely basis, (ii) so that the Stockholders and their accountants and representatives may prepare a statement of profit and loss and balance sheet of the Corporation as of and at December 31, 2010.

(b)

Tax Matters.

(i)

The Stockholders shall (at Corporation’s expense) prepare or cause to be prepared and file or cause to be filed on a timely basis all income and franchise Tax Returns with respect to the Corporation for taxable periods ending on or prior to the Closing Date, and the Surviving Corporation authorizes the Stockholders to do so on its behalf.  Such Tax Returns shall be prepared on a basis consistent with the similar Tax returns for the preceding periods and shall not make, amend, revoke or terminate any election or change any tax accounting methods, practice or procedure without BBLU’s consent.  The Stockholders shall give a copy of each such Tax Return to BBLU prior to filing for its review, comment and approval.  The Stockholders shall timely pay the Taxes shown to be due and owing by the Corporation on such Tax Returns.

(ii)

BBLU shall include the Surviving Corporation or cause Surviving Corporation to be included in its consolidated federal income Tax Return for the period that includes the day after the Closing Date.

(iii)

BBLU shall not file, or cause or permit the Surviving Corporation or any of its affiliates to file, a Tax Return of the Corporation or an amendment to any Tax Return of the Corporation with respect to any period ending on or prior to the Closing Date without the consent of the Stockholders, which consent shall not unreasonably be withheld or delayed.

Section 15.

The Buyer’s Obligations at Closing.

At the Closing, in addition to fulfilling the conditions to closing appearing in this Agreement. the Buyer shall deliver to the Stockholders the Merger Consideration as more specifically described in Section 2 hereof, together with all other documents and agreements required to be delivered by it hereunder.

Section 16.

The Stockholders’ Obligations at Closing.  At the Closing, in addition to fulfilling the conditions to closing appearing herein, the Stockholders shall deliver to the Buyer:

Stock certificate(s) representing the Stock free of all liens, claims and encumbrances properly transmitted, and with any and all transfer, stamp or similar taxes upon the transfer of the shares to the Buyer paid in full by the Stockholders.

Section 17.

Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

Section 18.

Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.  All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof.  There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other.  There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

Section 19.

Governing Law. This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of California,

applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

Section 20.

Expenses.  The Buyer, BBLU and the Stockholders shall each pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the Mergers contemplated hereby.

Section 21.

Arbitration; Consent to Jurisdiction.  Notwithstanding any other provision in this Agreement to the contrary, controversies between Buyer and Stockholders shall be resolved, to the extent possible, by informal meetings and discussions in good faith between the parties.

(a)

Arbitration.  If a dispute between the parties cannot be resolved by informal meetings and discussions, the dispute shall be settled by binding arbitration, and a corresponding judgment may be entered in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party, which demand will preclude any party hereto from initiating an action in any court.  This demand will specify the matter in dispute and request the appointment of an arbitration panel.  The arbitration panel will consist of one arbitrator named by Buyer, one arbitrator named by Stockholders and a third arbitrator named by the two arbitrators so chosen.  The arbitration hearing will be conducted in accordance with the procedural rules set forth in the commercial arbitration rules of the American Arbitration Association.  The situs of the arbitration will be San Francisco, California. The arbitrators shall not be empowered to award punitive or exemplary damages to either party.

(b)

Consent to Jurisdiction: Waiver of Jury Trial.  In the event that litigation of a dispute is initiated by either of the parties hereto, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Courts of the State of Nevada or the United States District Court for the District of Nevada to the extent that such court would have subject matter jurisdiction with respect to such dispute. (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; (iii) agrees that it will not bring any action relating to this Agreement or any of the Mergers contemplated by this Agreement in any Court other than such courts; (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 24 or at such other address of which a party shall have been notified pursuant thereto; (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (vi) waives the right to a jury trial.

Section 22.

Severability.  If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

Section 23.

Notices.

(a)

All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

if to the Surviving Corporation to:

Castrovilla Energy, Inc.

2298 Horizon Ridge Parkway

Suite 205

Henderson, NV 87052

Attention: Johnny R. Thomas, CEO

Telecopier No.: (866) 314-5824

if to the Stockholders to:

John Pink

253 Polaris Ave.

Mountain View, CA  94043

Telecopier No.: (408) 904-4518

with a copy to:

Carr, McClellan, Ingersoll, Thompson & Horn

Professional Law Corporation

216 Park Road

Burlingame, CA  94010

Attention: Mark A. Cassanego, Esq.

Telecopier No.: (650) 373-3366

if to the Buyer to:

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada 89052

Attention: Johnny R. Thomas, CEO

Telecopier No. 866-314-5824

with a copy to:

Davidoff, Malito and Hutcher LLP

605 Third Avenue

New York, New York 10158

Attention: Elliot H. Lutzker, Esq.

Telecopier No.: (212) 286-1884

(b)

Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or. unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

Section 24.

Non-Waivers.  Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto; nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

Section 25.

Assignment.  This Agreement may not be assigned by any party without the prior consent of the other parties.

Section 26.

Disclosure.  From and after the date of this Agreement until the Closing or the termination of this Agreement.  The Stockholders will not (i) solicit or encourage inquiries or proposals with respect to. or furnish any information relating to, or participate in any negotiations or discussions concerning the sale of the Stock or the sale of all or a substantial portion of the assets of the Corporation with anyone other than the Buyer; or (ii) discuss the sale of the Stock with anyone other than the Buyer and other officers, directors and shareholders of the Corporation and the Stockholders’ advisors and (iii) unless otherwise required by law or the requirements of any applicable stock exchange, make any public announcement without prior approval of the language of such announcement by the Buyer.

Section 27.

Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

The term “Affiliate” has the meaning prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended.

(b)

“Applicable Contract” means any Contract (i) under which the Corporation has any rights, (ii) under which the Corporation has or is subject to any obligation or liability or (iii) by which the Corporation or any of the Assets are bound, including each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(c)

“Assets” means all of the assets, property, goodwill and business of every kind, nature and description, real, personal or mixed, tangible or intangible, wherever situated,

whether or not reflected on the Balance Sheet, owned or leased by the Corporation and its Subsidiaries, including, without limitation, all of the Intellectual Property Assets and all rights under Applicable Contracts constituting or held or used or useful in connection with, or related to, the Business.

(d)

“Balance Sheet” shall mean the combined balance sheet of the Corporation and its Subsidiaries as of December 10, 2010 included in the Financial Statements.

(e)

“Business” shall mean the business conducted by the Corporation and its Subsidiaries as of the date hereof.

(f)

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(g)

“Contract” means any agreement, contract, lease, license, sublicense, or other undertaking (whether written or oral and whether express or implied) that is legally binding.

(h)

“EBITDA” means, as of a particular date of determination, Corporation’s earnings before interest, Taxes, depreciation, and amortization, in each case, as prepared in a manner consistent with Corporation’s past accounting practices.

(i)

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, mortgage, lien, option, pledge, security interest, right of first refusal, whether arising by law, by agreement or otherwise.

(j)

“GAAP” means generally accepted accounting principles as from time to time in effect.

(k)

“Governmental Authorization” means any approval, consent, license, permit, order, consent order, consent decree, waiver or other authorization issued, granted, given or otherwise made available or applied for by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

(l)

“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), (iv) multi-national organization or body or (v) federal, state, local, municipal, foreign or other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

(m)

“Knowledge” means, in the case of an individual, such Person’s actual knowledge, and in the case of the Stockholders, actual knowledge without due inquiry.

(n)

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other administrative order, consent order, judgment, injunction, constitution, law, ordinance, regulation, policy, statute or treaty.

(o)

“Market Price” means the average of the last ten (10) day closing prices of BBLU Shares as quoted on the OTC Bulletin Board or such other material securities exchange which the BBLU Shares may be quoted.

(p)

“Material Adverse Change” means any occurrence, circumstance or condition (excluding general economic trends or conditions and trends or conditions affecting the industry in which the Corporation and the Subsidiaries operate) which individually or in the aggregate, together with all other occurrences, circumstances and conditions, has resulted in, or is reasonably likely to result in, a Material Adverse Change in the results of operations financial condition or prospects of the Corporation and the Subsidiaries taken as a whole.

(q)

“Material Contracts” means the Contracts identified or required to be identified on Schedule 5(k) of this Agreement.

(r)

“Order” means any award, decision, decree, injunction, judgment, order, consent order, ruling, or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body.

(s)

“Ordinary Course of Business” means an action taken by a Person only if such action is taken in the ordinary course of the normal operations of such Person consistent with the past practices of such Person.

(t)

“Organizational Documents” means each of the following as currently in effect, as applicable:  (i) the charter, memorandum, articles or certificate of incorporation and the by-laws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership or formation of a limited partnership, (iv) the certificate of formation or articles of organization and operating agreement of a limited liability company, (v) any similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

(u)

“Permitted Encumbrances” means (i) matters set forth on Schedule 5(f) of this Agreement; (ii) as disclosed in the Financial Statements set forth in Exhibit 5(g); (iii) liens for taxes, assessments and other governmental charges not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings; (iv) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the Ordinary Course of Business if the underlying obligations are not more than 30 days past due or are being contested in good faith; and (v) liens or title-retention arrangements arising under original Merger Consideration conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business.

(v)

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

(w)

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

(x)

“Tax” means all forms of taxation wherever created or imposed, whether any federal, state, local or foreign income tax; gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum or estimated tax; or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

(y)

“Tax Return” means any return (including any information or amended return), report, statement, schedule, notice, form or other document or information filed with, delivered or submitted to, or required to be filed with, delivered or submitted to, any Governmental Body or Person in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

(z)

“Unknown Liabilities” means each and every liability or obligation of the Corporation and its Subsidiaries (whether accrued or contingent) arising out of any event, occurrence or condition prior to the Closing, but only to the extent such liability or obligation (A) is attributable to the period prior to the Closing Date and (B) is not (ii) disclosed in the representations and warranties of the Stockholders, the Schedules attached hereto.

Section 28.

Further Assurances.

Each of the parties hereto shall use its best efforts to take or cause to be taken, and to cooperate with the other party hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the Merger contemplated by this Agreement. Without limiting the generality of the foregoing, the Stockholders and Buyer shall cooperate with and provide assistance to the other in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to the Corporation and relate to pre-Closing periods but which are not required to be filed until after the Closing, and shall also cooperate with and provide assistance to the other or the Corporation with respect to any audit of any tax returns filed prior to the Closing; provided, however, that the Buyer and the Corporation hereby covenant and agree that the Corporation will not file any amended income tax return for any period prior to December 10, 2010 without first notifying the Stockholders.

Section 29.

Headings.

The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 30.

Counterparts.

This Agreement may be executed and delivered in multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

STOCKHOLDERS

/s/ John Pink

 John Pink

/s/ Adam Sweeney

 Adam Sweeney

CASTROVILLA INC.

By: /s/ John Pink

    John Pink, President

CASTROVILLA ENERGY, INC., Buyer

By: /s/ Johnny R. Thomas

Johnny R. Thomas, CEO

BLUE EARTH, INC.

By: /s/ Johnny R. Thomas

Johnny R. Thomas, CEO

Signature Page to Agreement and Plan of Merger

SCHEDULE A

	CASTROVILLA, INC	BBLU
STOCKHOLDERS	SHARES	SHARES

John Pink	150,000	505,953
Adam Sweeney	150,000	505,952